UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On October 20, 2014, M/I Homes, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to the Company’s unsecured revolving credit facility dated July 18, 2013 (the “Credit Agreement”) among the Company, as borrower, the lenders party thereto, and PNC Bank, National Association, as administrative agent. The Company’s obligations under the Credit Agreement are guaranteed by all of the Company’s subsidiaries, with the exception of subsidiaries that are primarily engaged in the business of mortgage financing, the origination of mortgages for resale, title insurance or similar financial businesses related to the new home sales business, certain subsidiaries that are not wholly-owned by the Company or another subsidiary, and other subsidiaries designated by the Company as Unrestricted Subsidiaries, subject to limitations on the aggregate amount invested in such Unrestricted Subsidiaries. Among other things, the Amendment amends the Credit Agreement in the following respects:

1.	Extends the maturity date from July 18, 2016 to October 20, 2018.

2.
Reduced the Eurodollar margin initially from 2.25% to 1.50% and reduced the Alternate Base Rate margin initially from 3.25% to 2.50%, in each case subject to adjustment based on the Company’s leverage ratio.

3.	Increased the maximum borrowing availability from $200 million to $300 million.

4.	Increased the accordion feature under which the aggregate available amount of the facility can be increased to up to $400 million, subject to obtaining additional commitments.

5.	Modified the borrowing base to provide for additional availability.

6.	Increased the sub-facility for letters of credit to $125 million.

7.
Increased the required minimum tangible net worth to $353.9 million, plus (i) 50% of cumulative consolidated net income, earned from and after June 30, 2014, and (ii) 50% of the net proceeds of any equity offerings of the Company occurring on or after June 30, 2014, excluding any proceeds used to refinance the Company’s 9.75% Series A Preferred Shares

Certain of the lenders party to the Amendment are also letter of credit issuers under the Company’s three separate secured letter of credit facilities having an aggregate availability of up to $20 million. In addition, certain of the lenders party to the Amendment are also lenders and/or serve as the administrative agent under a $110 million secured mortgage warehousing agreement with M/I Financial, LLC, a wholly-owned subsidiary of the Company, as borrower.

The foregoing summary is qualified in its entirety by reference to the Amendment and the Credit Agreement which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. All capitalized terms not otherwise defined herein are as defined in the Amendment and the Credit Agreement.

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 23, 2014, the Company issued a press release reporting financial results for the three and nine months ended September 30, 2014. A copy of this press release, including information concerning forward-looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 is furnished pursuant to Item 2.02 on Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 relating to the Company’s entry into the Amendment is hereby incorporated by reference into this Item 2.03.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

Exhibit No.	Description of Exhibit

10.1	First Amendment to Credit Agreement, dated October 20, 2014, by and among M/I Homes, Inc., as borrower, the lenders party thereto, and PNC Bank, National Association, as administrative agent.

10.2
Credit Agreement, dated July 18, 2013, by and among M/I Homes, Inc., as borrower, the lenders party thereto and PNC Bank, National Association, as administrative agent, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 19, 2013.

99.1	Press Release dated October 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 23, 2014

M/I Homes, Inc.

By:	/s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	First Amendment to Credit Agreement, dated October 20, 2014, by and among M/I Homes, Inc., as borrower, the lenders party thereto, and PNC Bank, National Association, as administrative agent.

10.2
Credit Agreement, dated July 18, 2013, by and among M/I Homes, Inc., as borrower, the lenders party thereto and PNC Bank, National Association, as administrative agent, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 19, 2013.

99.1	Press Release dated October 23, 2014.